Exhibit 1.145 - Amended and Restated Limited Liability Company Agreement of Pactiv LLC (formerly known as Pactiv Corporation)

AMENDED AND RESTATED LIMITED

LIABILITY COMPANY AGREEMENT

OF

PACTIV LLC

Amended and Restated Limited Liability Company Agreement of Pactiv LLC (the “Company”) dated as of June 30, 2013, entered into by Reynolds Group Holdings Inc. as sole Member of the Company.

WHEREAS, the Company was formed pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”);

WHEREAS, RenPac Holdings Inc., which was the sole Member of the Company at the time of its organization, adopted a Limited Liability Company Agreement dated December 31, 2011 to provide for the management and administration of the Company (the “Original Agreement”); and

WHEREAS, RenPac Holdings Inc., which was the sole Member of the Company at the time, adopted an Amended and Restated Limited Liability Agreement dated June 21, 2013, to provide that the ownership interests of the Company would be represented by 1000 units, 100 of which would be issued and outstanding to the sole Member, and then further provided for another 38.56 units to be issued to the sole Member (the “Amended Agreement”);

WHEREAS, RenPac Holdings Inc. distributed its units of membership interests in the Company as a dividend to Reynolds Group Holdings Inc., as of June 30, 2013; and

WHEREAS, Reynolds Group Holdings Inc. has become the sole Member and wishes to amend and restate the Amended Agreement.

NOW, THEREFORE, the sole Member hereby agrees as follows:

1.	Name. The name of the limited liability company is Pactiv LLC.

2.	Purpose. The purpose of the Company, and the nature of the business to be conducted and promoted by the Company, is to engage in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary, advisable or incidental to the foregoing.

3.	Powers of the Company. Subject to any limitations set forth in this Agreement the Company, and the Manager (as defined below) on behalf of the Company, shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 2, including, without limitation, the power to borrow money and issue evidences of indebtedness in furtherance of the purposes of the Company.

4.	Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, or such other address as may hereafter be determined by the Manager. The Company may also have offices at such other places within or outside the State of Delaware as the Manager may from time to time designate or the business of the Company may require.

5.	Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, or such other registered agent, name and address as may hereafter be determined by the Manager.

6.	Fiscal Year. The fiscal year of the Company shall end on December 31.

7.	Members.

(a)	Interests. The ownership interests of the Company shall be represented by 1,000
Units, each of which shall have the same rights and provisions, all as set forth in this Agreement and under the Act. Units owned by the Members shall be set forth on Exhibit A to this Agreement, which shall be updated as appropriate to reflect changes in ownership or issuance of additional Units. Additional Units may be issued from time to time by the Manager on such terms and for such consideration as the Manager shall determine. Fractional Units are permitted.

(b)	Meetings of Members.

(i)Meetings; Notice of Meetings. Meetings of the Members may be called by the Manager from time to time. Notice of such meeting shall be given to all Members not less than one nor more than thirty days prior to the date of such meeting and shall state the location, date and hour of the meeting and, in the case of a special meeting, the nature of the business to be transacted.

(ii)Waiver of Notice. No notice of any meeting of Members need to be given to any Member who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in a written waiver of notice. The attendance of any Member at a meeting shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has been lawfully called or convened.

(iii)Quorum. Except as otherwise required by applicable law or by the Certificate, the presence in person or by proxy of Members holding a majority of the Units shall constitute a quorum for the transaction of business at a meeting of Members.

(iv)Voting. Every Member shall be entitled to one vote for each Unit held by such Member at the close of business on the day preceding the day on which notice of the meeting is given or the first consent in respect of the applicable action is executed and delivered to the Company, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held. Except as otherwise required by applicable law, the Certificate or the provisions of this Agreement, the vote of holders of a majority of the outstanding Units at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

(v)Action Without a Meeting. Any action that may be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by holders of a majority of the outstanding Units. A copy of the action taken by written consent shall be filed with the records of the Company and a copy of such action shall be given to any Member who did not consent to the taking of such action.

8.	Management. The business and affairs of the Company shall be managed by a manager, which shall be RenPac Holdings Inc. (when acting in such capacity, the “Manager”). The Members may replace the Manager at any time. The Manager shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. The Manager shall have the right, power and discretion to operate and control the affairs of the Company, including the power and authority to bind the Company and otherwise act for and on behalf of the Company. The Manager may from time to time delegate the management of the Company to one or more designated directors and/or officers of the Company, or any other person, with such power and authority as the Manager may prescribe from time to time.

9.	Officers. (a) The day-to-day functions of the Company may be performed by a person or persons appointed as an officer of officers of the Company (each, an “Officer”). The Manager may appoint such Officers as it deems appropriate, and each such Officer so appointed shall have such authority and perform such duties as the Manager may, from time to time, delegate to him or her. Each Officer shall hold office until his or her successor is appointed or until his or her earlier death or until his or her earlier resignation or removal in accordance with this Agreement.

(b) Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Manager. The acceptance of the Manager of a resignation of any Officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Any Officer may be removed at any time by the Manager, with or without cause.

10.	Dissolution. (a) The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (i) the written unanimous consent of the Members, (ii) at any time there is no member of the Company, unless the Company is continued pursuant to the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b) The bankruptcy of any Member will not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c) In the event of dissolution of the Company in accordance with this Agreement, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

11.	Capital Contributions. The Members are not required to make any capital contributions to the Company. With the approval of the Manager, the Members may make capital contributions to the Company in the form of cash, property, services or otherwise, at any time and upon such contribution, the Member’s capital account balance shall be adjusted accordingly.

12.	Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Manager. Notwithstanding anything to the contrary contained herein, the Company shall not be required to make a distribution to the Members on account of the interest of the Members in the Company if such distribution would violate the Act, any other applicable law or any material agreement or other instrument to which the Company is or becomes a party.

13.	Admission of Additional Members. One or more additional members of the
Company may be admitted to the Company with the written consent of the Members. The admission of an additional member of the Company shall be effective upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.

14.	Resignation of Sole Member. So long as there is only one Member, such Member may not resign from the Company unless an additional member of the Company shall be admitted by the Company, subject to Section 13, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

15.	Restrictions on Transfers. The Members have the right to sell, assign or dispose of or otherwise transfer, pledge or encumber (each, a “Transfer”), all or any of its limited liability company interest in the Company, effective upon written notice of such Transfer to the Company. Upon the receipt of such notice, the transferee will become a member of the Company and succeed to the limited liability interests transferred to such transferee.

16.	Liability of Members. The Members shall not be obligated personally for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise.

17.	Exculpation and Indemnification. No Officer (each Officer of the Company, a
“Covered Person”) shall be liable to the Company, any Member, any other person or entity who or that has an interest in the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. To the full extent permitted by applicable law, each Covered person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

18.	Amendment. Any amendment to this Agreement shall require the written consent of the Members.

19.	Severability. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

20.	Entire Agreement. This Agreement amends and restates the Original Agreement in its entirety, and, as amended and restated, constitutes the entire agreement of the Members with respect to the subject matter hereof and supersedes all prior agreements and undertakings, if any, with respect hereto.

21.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL
RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

IN WITNESS WHEREOF, the undersigned, being the sole Member of the Company, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

REYNOLDS GROUP HOLDINGS INC.

By:     /s/ Helen Golding
_________________________________
Name: Helen Golding
Title: Secretary

EXHIBIT A

MEMBERSHIP INTERESTS
as of June 30, 2013

Issued and Outstanding:    138.56 Units

Member                                Units

RenPac Holdings Inc.                        138.56
1900 W. Field Court
Lake Forest, IL 60045
USA

Unissued:    861.44 Units